UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2012

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

ITEM 2.03                                  Creation of a Direct Financial Obligation.

On November 13, 2012, iStar Financial Inc. (the “Company”) issued (i) $300 million aggregate principal amount of the Company’s 7.125% Senior Notes due 2018 (the “Senior Notes”); and (ii) $200 million aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2016 (the “Convertible Notes” and together with the Senior Notes, the “Notes”).  The Notes were issued pursuant to a base indenture, dated as of February 5, 2001, as amended and supplemented by a supplemental indenture with respect to the Senior Notes, dated as of November 13, 2012 (as supplemented, the “Senior Notes Indenture”), between the Company and U.S. Bank National Association (the “Trustee”) and a supplemental indenture with respect to the Convertible Notes, dated as of November 13, 2012 (as supplemented, the “Convertible Notes Indenture” and together with the Senior Notes Indenture, the “Indentures”), between the Company and the Trustee.  The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The Senior Notes bear interest at an annual rate of 7.125% and mature on February 15, 2018.  The Company will pay interest on the Senior Notes on each February 15 and August 15, commencing on August 15, 2013.  The Convertible Notes bear interest at an annual rate of 3.00% and mature on November 15, 2016.  The Company will pay interest on the Convertible Notes on each May 15 and November 15, commencing on May 15, 2013.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Senior Notes Indenture), each holder of the Senior Notes has the right to require the Company to purchase all or a portion of such holder’s Senior Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest.  Upon the occurrence of a Fundamental Change (as defined in the Convertible Indenture), each holder of the Convertible Notes has the right to require the Company to purchase all or a portion of such holder’s Convertible Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued interest.

Each holder of the Convertible Notes may convert such holder’s Convertible Notes at any time prior to the close of business on November 14, 2016.  The Convertible Notes are convertible at a conversion rate of 84.9582 shares per $1,000 principal amount of Convertible Notes, which is equal to a conversion price of approximately $11.77 per share, subject to adjustment.  If a holder of the Convertible Notes elects to convert such Convertible Notes in connection with a Make-Whole Fundamental Change (as defined in the Convertible Indenture), such holder may also be entitled to receive a make-whole premium upon conversion in certain circumstances.  The Company does not have the right to redeem the Convertible Notes at its option.

Copies of the supplemental indentures relating to the Senior Notes and the Convertible Notes are attached hereto as Exhibits 4.1 and 4.3, respectively, and incorporated by reference herein.  The base indenture dated February 5, 2001 has been previously filed as an exhibit to the Company’s Form S-3 filed on February 12, 2001.  Copies of the Senior Note and the Convertible Note are attached hereto as Exhibits 4.2 and 4.4, respectively, and incorporated by reference herein.  For a complete description of the Notes, please see the full text of the applicable Indenture and Note.

ITEM 9.01                                  Financial Statements and Exhibits.

4.1                               Twenty-First Supplemental Indenture, dated November 13, 2012, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.2                               7.125% Senior Notes due 2018 — Global Note.

4.3                               Twenty-Second Supplemental Indenture, dated November 13, 2012, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.4                               3.00% Convertible Senior Notes due 2016 — Global Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	November 19, 2012	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	November 19, 2012	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Twenty-First Supplemental Indenture, dated November 13, 2012, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.2	7.125% Senior Notes due 2018 — Global Note.

4.3	Twenty-Second Supplemental Indenture, dated November 13, 2012, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.4	3.00% Convertible Senior Notes due 2016 — Global Note.